NOTE PURCHASE AGREEMENT


                            dated as of

                           April 15,1997


                            by and between


                  SECURITY SYSTEMS HOLDINGS, INC.
                             as Issuer,


                               and


             THE NOTEHOLDERS SIGNATORIES HERETO.

TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS                                        -2-
     SECTION 1.1 Certain Defined Terms                        -2-
     SECTION 1.2 Accounting Terms                             12

ARTICLE 2.
SALE AND ISSUANCE OF NOTES;
INTEREST; PAYMENTS AND TERMS OF NOTES                          13
     SECTION 2.1 Sale and Issuance of the Notes                13
     SECTION 2.2 Interest on the Notes                         13
     SECTION 2.3 Payments and Prepayments                      14

ARTICLE 3. CONDITIONS TO NOTE ISSUANCE                         15
     SECTION 3.1 Conditions to Performance of Noteholders      15
     SECTION 3.2 Conditions to Performance of the Parties      16

ARTICLE 4. REPRESENTATIONS AND WARRANTIES                      17
     SECTION 4.1  Organization and Good Standing               17
     SECTION 4.2  Authorization and Power                      17
     SECTION 4.3  No Conflicts or Consents                     17
     SECTION 4.4  Enforceable Obligations                      17
     SECTION 4.5  No Default                                   18
     SECTION 4.6  Capital Structure and Subsidiaries           18
     SECTION 4.7  Investment Company Act                       18
     SECTION 4.8  Public Utility Holding Company Act           18
     SECTION 4.9  Financial Statements                         18
     SECTION 4.10 Financial Information :                      18
     SECTION 4.11 Business Relationships                       19
     SECTION 4.12 Brokers                                      19
     SECTION 4.13 Statutory Compliance                         19
     SECTION 4.14 Taxes                                        19
     SECTION 4.15 Litigation                                   19
     SECTION 4.16 Title to Properties                          19
     SECTION 4.17 Labor Relations                              20
     SECTION 4.18 Contingent Obligations                       20
     SECTION 4.19 Investments                                  20
     SECTION 4.20 Representations and Warranties
                  of the Noteholders                           20

ARTICLE 5. COVENANTS                                           21
     SECTION 5.1 Indebtedness                                  21
     SECTION 5.2 Payments                                      22


     SECTION 5.3 Transactions with Affiliates                  22
     SECTION 5.4 Liens                                         22
     SECTION 5.5 Mergers, Consolidations, etc                  23
     SECTION 5.6 Limitation on Asset Sales                     23
     SECTION 5.7 Existence                                     23
     SECTION 5.8 Financial Statements and Other Reports        24
     SECTION 5.9 Compliance with Laws                          24
     SECTION 5.10 Payment of Taxes and Other Claims            24
     SECTION 5.11 Maintenance of Properties and Insurance      25
     SECTION 5.12 Maintaining Records; Access to Properties
                 and Inspections                               25
     SECTION 5.13 Preservation of Business and Operations      26
     SECTION 5.14 Lines of Business                            26
     SECTION 5.15 Governing Documents                          26
     SECTION 5.16 Maintenance of Ownership of Subsidiaries     26
     SECTION 5.17 Investments                                  26

ARTICLE 6. EVENTS OF DEFAULT                                   26
     SECTION 6.1 Failure to Make Payments When Due             26
     SECTION 6.2 Default in Other Agreements                   27
     SECTION 6.3 Breach of Certain Covenants and Agreements    27
     SECTION 6.4 Involuntary Bankruptcy; Appointment
                 of Receiver, etc                              27
     SECTION 6.5 Voluntary Bankruptcy; Appointment
                  of Receiver, etc                             27
     SECTION 6.6 Judgments and Attachments                     28
     SECTION 6.7 Change in Control                             28

ARTICLE 7. SUBORDINATION                                       28
     SECTION 7.1 Notes Subordinate to Senior Debt              28
     SECTION 7.2 Standstills, Etc                              28
     SECTION 7.3 Authorization of Certain Actions              31
     SECTION 7.4 Delivery in Trust                             32
     SECTION 7.5 Waiver of Subrogation.                        32
     SECTION 7.6 Waiver of Notices, Etc                        32
     SECTION 7.7 Assignments                                   33
     SECTION 7.8 No Contest                                    33
     SECTION 7.9 Collateral Waiver                             33
     SECTION 7.10 Additional Financing                         33
     SECTION 7.11 Benefit of Parties                           33

ARTICLE 8. MISCELLANEOUS                                       34
     SECTION 8.1 Transfers; Note Register; Replacement
                 of Notes                                      34
     SECTION 8.2 Expenses                                      35
     SECTION 8.3 Amendments and Waivers                        35
     SECTION 8.4 Independence of Covenants                     35


     SECTION 8.5 Notices                                       36
     SECTION 8.6 Failure or Indulgence Not Waiver;
                 Remedies Cumulative                           37
     SECTION 8.7 Severability                                  37
     SECTION 8.8 Heading                                       37
     SECTION 8.9 Applicable Law                                37
     SECTION 8.10 Successors and Assigns; Subsequent
                  Holders of Notes                             37
     SECTION 8.11 Consent to Service of Process                37
     SECTION 8.12 Waiver of Jury Trial                         38
     SECTION 8.13 Limited Recourse                             38
     SECTION 8.14 Counterparts; Effectiveness                  38
     SECTION 8.15 Entirety                                     38

EXHIBITS

Exhibit A Security Systems Holdings, Inc. Promissory
          Note Due 1999
Exhibit B Existing SSH Subordinated Debt Allocation
Exhibit C New SSH Subordinated Debt Allocation

SCHEDULES

Schedule 1.1
Schedule 4.6
Schedule 4.9
Schedule 4.15
Schedule 4.16
Schedule 4.19
Schedule 5.1
Schedule 5.3
Schedule 5.4
Schedule 8.5

           NOTE PURCHASE AGREEMENT (the "Agreement"), dated as of April 15, 1997, by and between Security Systems Holdings, Inc., a Delaware corporation (the "Company"), and each of the noteholders identified on the signature pages hereof (individually, a "Noteholder", and collectively, the "Noteholders").

          WHEREAS, the Company is party to that certain Agreement and Plan of Merger dated December 23, 1996, as amended (the "Merger Agreement"), by and among the Company, Triton Group Ltd., a Delaware corporation ("Triton") and Triton Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Triton ("Merger Sub"), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Triton (the "Triton Merger");

            WHEREAS, in connection with the transactions contemplated by the Merger Agreement, the Company has agreed to repay certain existing indebtedness to the Persons and in the amounts as set forth in Exhibit B hereto (the "Existing SSH Debt") prior to the consummation of the transactions contemplated hereby;

            WHEREAS, in connection with the transactions contemplated by the Merger Agreement, the Company desires to borrow from the Noteholders and the Noteholders desire to lend to the Company an aggregate amount of $4,600,000 on the terms and subject to the conditions set forth herein;

           NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Company and the Noteholders agree as follows:


                     ARTICLE 1. DEFINITIONS

           SECTION 1. 1 Certain Defined Terms. The following capitalized terms, when used in this Agreement, shall have the following meanings (such definitions to be equally applicable to both singular and plural terms of the terms defined):

           "Acquisition" means an acquisition of the assets or Capital Stock of a Person by the Company or a Subsidiary of the Company as permitted under Section 6.2 of the Credit Agreement.

            "Administrative   Agent"   means   Bank   of   Boston
Connecticut, or any successor appointed pursuant to Section l0.10 of the Credit Agreement.

           "Affiliate" means any Person (i) which directly or indirectly controls, or is controlled by, or is under common control with, the Company or any Subsidiary of the Company; (ii) which directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock of the Company or any Subsidiary of the Company or ten percent (10%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Company or any Subsidiary of the Company; or
(iii) which is an officer, director, joint venturer or partner of any Person referred to in clause (i) or (ii) above. The term "control" (and its correlative meanings "controlled by" and under common control with") as used in this defined term means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise:

            "Agent" means, individually, and "Agents" mean, collectively, the Administrative Agent and Documentation Agent (as such terms are defined in the Credit Agreement) under the Credit Agreement, or any successor thereto, or any indenture trustee with respect to any Senior Debt.

            "Alarmguard"  means  Alarmguard,  Inc.,  a   Delaware
corporation and a Subsidiary of the Company.

            "Alarmguard   Holdings"  means   Triton   immediately
following  the Triton Merger (to be renamed Alarmguard  Holdings,
Inc.), the Parent of the Company.

           "Bankruptcy Code" means Title 11 of the United  States
Code, as now and hereafter in effect, or any successor statute.

           "Bankruptcy  Events"  has the  meaning  set  forth  in
Section 7.2.

          Board of Directors" means the Board of Directors of the Company or a Subsidiary of the Company, as applicable, or any duly authorized committee of any such Board of Directors.

          "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Connecticut or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

           "Capital Expenditures" means, without duplication, for any period, the aggregate of all expenditures made by the Company and its Subsidiaries that, in conformity with GAAP, are required to be included in the "additions to property, plant, equipment" or similar fixed asset account reflected within the consolidated Financial Statements of the Company and its Subsidiaries.

           "Capital Lease Obligation" means, as to any Person, an obligation of such Person that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP and, for purposes of this Agreement, the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP.

          "Capital Stock" of any Person means any and all shares, interests, participations, or other equivalents (however designated, including, without limitation, stock appreciation rights) of or interests in its equity capital including any Preferred Stock, any limited or general partnership interest and any limited liability company membership interest and any rights (other than debt securities convertible into capital stock), warrants or options to acquire such equity capital.

           "Cash Equivalents" means any of the following, to the extent owned by any Person free and clear of all Liens (other than Liens created pursuant to any Senior Credit Document) and having a maturity of not greater than one hundred eighty (180) days from the date of acquisition thereof. (a) readily marketable direct obligations of the United States of America or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the United States of America; (b) insured certificates of deposit of or time deposits with any commercial bank that is (i) a lender under any Senior Credit Document or (ii) a member of the Federal Reserve System, that issues (or the parent of which issues) commercial paper rated as described in clause (c) below, that is organized under the laws of the United States of America or any state thereof and has combined capital and surplus of at least $1,000,000,000; or
(c) commercial paper issued by any corporation organized under the laws of any state of the United States of America and rated at least Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's Ratings Group.

           "Change in Control" means (a) Alarmguard Holdings ceases to own directly 100% on a fully diluted basis of the
Capital Stock of the Company (other than as a result of the consolidation of Alarmguard Holdings with the Company); (b) the Company or Alarmguard Holdings ceasing to own directly 100%, on a fully diluted basis, of the Capital Stock of Alarmguard, (c) any Person (other than a Continuing Shareholder) or group (within - the meaning of the Exchange Act and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) (other than a group of Continuing Shareholders) directly or indirectly having acquired beneficial or record ownership of more than 20% of the aggregate ordinary voting power represented by the issued and outstanding shares of the Capital Stock of Alarmguard Holdings (including, but not limited to, the acquisition of such beneficial or record ownership by way of proxy, voting trust, voting agreement or stock pledge); or (c) the board of directors of Alarmguard Holdings ceasing to consist of a majority of the Continuing Directors.

           "Chief  Financial Officer" means the  highest  ranking
officer of the Company then in charge of the financial matters of the Company.
           "Closing"  has the meaning set forth in Section  2.  1

(b).

           "Closing Date" has the meaning set forth in Section 2.

1 (b).

           "Collateral'  has  the meaning set  forth  in  Section

7.2(d).


           "Collection  Actions" has the  meaning  set  forth  in
Section 7.2(b).

           "Common Stock" means the common stock of Alarmguard Holdings, par value $.001 per share, any securities into which the Common Stock shall have been changed, and all other securities of any class or classes (however designated) of the Company, the holders of which have the right, without limitation as to amount, after payment on any securities entitled to a preference on dividends or other distributions upon any dissolution, liquidation or winding-up, either to all or to a share of the balance of payments upon such dissolution, liquidation or winding-up.

           "Company" shall have the meaning set forth in the preamble hereto.

          "Company Guarantee" means the Guarantee of the Company dated as of April 15, 1997, as amended, supplemented, made subject to waiver, or otherwise modified from time to time, in respect of the Obligations (as defined therein) in favor of the Senior Creditors.

     "Conflict" has the meaning set forth in Section 4.3.

          "Consolidated Fixed Charge Ratio" means, as at any date of determination, with respect to the Company and its consolidated Subsidiaries, the ratio of earnings before interest, taxes, depreciation and amortization to all payments of interest and principal in respect of Indebtedness for the most recently ended twelve-month period.

          "Consolidated Net Worth" means, as at any date of determination, the consolidated stockholders' equity of the Company and its consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

          "Continuing Directors" means the directors of Alarmguard Holdings on the Closing Date as set forth on Schedule
1.1 attached hereto and each other director elected or appointed after the Closing Date if such director's nomination or appointment to the board of directors is recommended by a majority of the then Continuing Directors.

          "Continuing Shareholders" means the Persons possessing shares of the Capital Stock of Alarmguard Holdings as of the Closing Date and listed on Schedule 1.1 attached hereto.

          "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

          "Credit Agreement" means the Credit Agreement dated as of the Closing Date among Alarmguard, the guarantors named therein, the lenders named therein and Agents named therein, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms thereof.

          "Customer Contracts" means contracts and agreements by and between the Alarmguard and its customers, or any Subsidiary of Alarmguard and its customers, for regular and ongoing monitoring services, maintenance services and other related services.

          "DIP  Financing" has the meaning set forth  in  Section
7.10.

          "Direct Marketing Program" means an internal marketing program conducted by Alarmguard (and formerly conducted by the Company for the benefit of Alarmguard), the costs and expenses of which are separately identified and segregated for accounting purposes in a manner satisfactory to the Agent and the Lenders for the purpose of generating new Customer Contracts through telemarketing or other marketing techniques by making an investment in the initial installation of a residential or small commercial security alarm monitoring system.

          "Dividend" or "Dividends" means the payment of any dividend or other distribution in respect of the Capital Stock of a Person in cash or other property (excepting distribution in the form of such Capital Stock) or the redemption or acquisition of any Capital Stock or security of a Person.

           "Documentation  Agent" means General Electric  Capital
Corporation, or any successors appointed pursuant to  the  Credit
Agreement.

          "ERISA"  means the Employee Retirement Income  Security
Act of 1974, as amended from time to time, or any successor statute and the regulations promulgated thereunder.

          "Event of Default" means each of the events set forth in Article 6.

          "Exchange  Act"  means the Securities Exchange  Act  of
1934, as amended from time to time, and any successor statute.

          "Extension of Credit" means any loan or extension of credit to Alarmguard under the Credit Agreement by the Lenders.

          "Financial Covenant Default" has the meaning set forth in Section 7.2(a).

          "Financial Statement" or "Financial Statements" means, as of any date, or with respect to any period, as applicable, a financial report or reports consisting of (i) a balance sheet;
(ii)  an  income statement; (iii) a statement of cash  flow;  and
(iv) a statement of changes in stockholders' equity.

          "Fiscal Quarter" means each fiscal period of the Company and its Subsidiaries ending on each March 31, June 30,
September 30 and December 31 in each Fiscal Year.

          "Fiscal Year" means each fiscal period of the Company and its Subsidiaries commencing on January 1 in each calendar year and ending on December 31 in each such year.

          "Forecasts" shall have the meaning set forth in Section
                    4.___ hereof.

          "GAAP" means, with respect to any Person, generally accepted accounting principles in the United States of America, which are consistently applied for all periods.

          "Governmental Authority" means any Federal, state, local or foreign court, commission or tribunal, or governmental, administrative or regulatory agency, department, authority, instrumentality or other body exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

          "Government Obligations" means securities which are general obligations of the United States of America or which are unconditionally guaranteed by the United States of America as to timely payment of principal and interest.

          "Guarantee" of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness; (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness; or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any guarantee of any guaranteeing Person shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such guarantee is made and (ii) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such guarantee, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such guarantee shall be such guaranteeing Person's maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

          "Indebtedness" of any Person means, without duplication: (a) all indebtedness for borrowed money, including the indebtedness incurred in connection with the Note Issuance (whether by loan or the issuance and sale of debt securities);
(b) all Capital Lease Obligations of such Person; (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (d) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six months from the date the obligation is incurred or is evidenced by a note or similar written instrument; (e) obligations of such Person under interest rate swaps, caps, collars and similar arrangements and (f) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.
          "Initial Interest Payment Date" means June 30, 1997.


          "Interest   Payment  Date"  means  the  last   day   of
September, December, March and June of each year.

          "Investment" means, as applied to the Company and its Subsidiaries, (i) the purchase or acquisition of (x) any share of Capital Stock, indebtedness or other equity security of any other Person, or (y) all or any material portion of the properties and assets of any Person, (ii) any loan, advance or extension of credit to, or contribution of, any other Person, (iii) any real estate held for safe or investment, (iv) any commodities futures contracts held other than in connection with bona fide hedging transactions permitted under this Agreement, any (v) other investment in any other Person, and the making of any commitment or acquisition of any option to make an Investment.

           "Lenders" has the meaning ascribed thereto under the Credit Agreement.

          "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

          "Loan Documents" means, collectively, this Agreement, the Notes, the Warrant Documents and all other documents, instruments and agreements executed and/or delivered in connection herewith and therewith, each as amended, supplemented or modified from time to time.

          "Majority Holders of Notes" means, as of any date of determination, the holders of in excess of 66-2/3% in aggregate principal amount of the Notes then outstanding.

          "Material Adverse Effect" means a material adverse effect upon the (i) business, operations, assets or financial condition or prospects of Alarmguard Holdings and its Subsidiaries, taken as a whole, or (ii) the enforceability of this Agreement, the Notes or the Warrant Documents or the rights or remedies of the Noteholders hereunder or thereunder or (iii) the ability of any Noteholder to enforce or collect any of the obligations under such documents. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such an effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

          "Maturity Date" means April 15, 1999.

"Merger Agreement" has the meaning set forth in the recitals hereto.

           "Merger  Documents"  means, collectively,  the  Merger
Agreement   and  each  other  material  document  and  instrument
executed by the Company or any of its Subsidiaries in connection therewith.

          "Noteholders" has the meaning assigned to that term in the introduction to this Agreement and shall include any assignee of a Note pursuant to Section 8.1.

          "Note Issuance" means the issuance and sale by the Company, and the purchase by the Noteholders, of the Notes pursuant to the terms and conditions of this Agreement.

          "Notes"  means the Promissory Notes due on the Maturity
Date   of  the  Company  issued  pursuant  to  Section  2.1   and
substantially in the form of Exhibit A hereto.

          "Notice  Period" has the meaning set forth  in  Section
           7.2(c)(2).

          "Obligations"  means  all  obligations  for  principal,
premium,    interest,    penalties,    fees,    indemnifications,
reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Officers' Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by its Chairman of the Board of Directors (if an officer), its Chief Executive Officer, its President or one of its Vice Presidents and its Chief Financial Officer or Secretary or Treasurer.

          "Other  Default"' has the meaning set forth in  Section
           7.2(a).

          "Overdue Rate" means, with respect to any date on which interest shall be paid on the Notes in accordance with Section 2.2(c) hereof, the sum of (a) 2.00% per annum; plus (b) the rate of interest otherwise payable on such date in accordance with section 2.2(a) hereof.

          "Permitted Indebtedness" means, without duplication, each of the following:

          (a)    Indebtedness  of  Alarmguard  or  any   of   its
      Subsidiaries incurred in respect of any Extension of Credit under the Credit Agreement;

          (b) Indebtedness existing as of the date of this Agreement and disclosed on Schedule 5.1 attached hereto or in the Financial Statements referred to in Section 4.9 hereof and any refinancings or refundings of such Indebtedness which will not increase the principal amount of such Indebtedness being refinanced or refunded or change the amortization thereof (other than to extend the same) and otherwise be on terms and conditions no less favorable to any Noteholder, as determined by the Majority Holders of Notes, than the Indebtedness being refinanced or refunded;

          (c)   Indebtedness under Capital Lease Obligations  and
      motor   vehicle   and  office  equipment  and   furnishings
      installment sales contracts entered into in accordance with the Credit Agreement;

          (d) Subordinated Obligations due to the Company or any Affiliate or Subsidiary of the Company or otherwise incurred with the prior consent of the Majority Holders of Notes; and

          (e) Subordinated Obligations due to any Person, other than an Affiliate or Subsidiary of the Company and not incurred in connection with an Acquisition existing on the date hereof or otherwise incurred with the prior consent of the Majority Holders of Notes;

          "Permitted Liens" means:

          (a) Liens in favor of the Agent for the benefit of the Senior Creditors incurred pursuant to the Senior Credit
     Documents;

          (b) Liens existing as of the date of this Agreement and disclosed in Schedule 5.4 attached hereto;

          (c) Liens for taxes, fees, assessments and other governmental charges to the extent that payment of the same may be postponed, is being contested and is otherwise not required to be paid in accordance with the provisions of
     Section 5.10 hereof;

          (d) landlords' and lessors' liens in respect of rent not in default or liens in respect of pledges or deposits under worker's compensation, unemployment insurance, social security laws, or similar legislation (other than ERISA) or in connection with appeal and similar bonds incidental to litigation; mechanics', laborers' and materialmen's and similar liens, if the obligations secured by such liens are not then delinquent; liens securing the performance of bids, tenders, contracts (other dm for the payment of money); and statutory obligations incidental to the conduct of its business and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business, which liens incurred pursuant to this subparagraph (d) of the definition of "Permitted Liens" do not, in the aggregate, have a Material Adverse Effect on the Company;

     (e) attachments, garnishments and judgment liens not constituting an Event of Default;

     (f)   liens  in favor of lessors in accordance with  Capital
     Lease   Obligations   and  sellers  under   motor   vehicles
     installment sales contracts;

           (g) easements, rights of way, restrictions and other similar charges or Liens relating to real property and not interfering in a material way with the ordinary conduct of its business;

            (h) Liens on property or assets created in connection with the refinancing or refunding of Indebtedness referred to in Section 5.1 hereof, provided, however, that the amount of Indebtedness secured by any such Lien shall not be increased as a result of such refinancing or refunding and no such Lien shall extend to property and assets of the Company or any of its Subsidiaries not encumbered prior to any such refinancing or refunding;

            (i)    Liens   securing  Indebtedness   for   Capital
     Expenditures to the extent such Indebtedness is permitted under Section 5.1 hereof, provided, that (i) each such Lien is given solely to secure the purchase price of such property, does not extend to any other property and is given at the time of acquisition of the property, and (ii) the Indebtedness secured thereby does not exceed the lesser of the cost of such property or its fair market value at the time of acquisition; and

           (j) without duplication, other Liens of the type permitted pursuant to the Credit Agreement, as in effect on the date hereof.

           "Person" or "persons" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

          "Potential Event of Default" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

          "Qualification" means, with respect to any report of independent public accountants covering any Financial Statements of the Company and its Subsidiaries, a qualification to such report (such as a "subject to" or "except for" statement therein)
(i) resulting from a limitation on the scope of examination of the Financial Statements or the underlying data; (ii) as to the capability of the Person whose Financial Statements are certified to continue operations as a going concern; or (iii) which could be eliminated by changes in the Financial Statements or notes thereto covered by such report (such as, by the creation of or increase in a reserve or a decrease in the carrying value of the assets) and which if so eliminated by the making of any such change and after giving effect thereto would constitute an Event of Default; provided that the following shall not constitute a
Qualification: a consistency exception relating to a change in accounting principles with which the independent public accountants for the Person whose Financial Statements are being examined have concurred.

          "Qualified  Investments"  means,  as  applied  to   the
Company and its Subsidiaries, investments in (i) Governmental Obligations; (ii) certificates of deposit or other deposit instruments or accounts of Lenders or tug companies organized under the laws of the United States of America or any state thereof that have capital and surplus of at least FIVE HUNDRED MILLION AND NO/100 DOLLARS ($500,000,000.00) having maturities of not more than ninety (90) days from the date of acquisition;
(iii) commercial paper that is rated not less than prime-one or A-1 or their equivalents by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or their successors having maturities of not more than ninety (90) days from the date of acquisition; and (iv) any repurchase agreement secured by any one (1) or more of the foregoing with a term of not more than seven (7) days.

          "Required Lenders" has the meaning ascribed thereto in the Credit Agreement.

          "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

          "Senior  Credit Default" has the meaning set  forth  in
Section 7.2(a).

          "Senior Credit Documents" has the meaning set forth  in
Section 7. 1.

          "Senior Creditors" means (i) each Lender and the Agents under the Credit Agreement and their respective successors and permitted assigns under the Credit Agreement, and (ii) each other obligee of the Company with respect to Senior Debt.

          "Senior Debt" means (i) the Obligations (as defined in the Company Guarantee) of the Company under the Company Guarantee and (ii) any and all amounts payable under or in respect of the Credit Agreement and any whole or partial increase, extension, renewal, refinancing or replacement thereof or of any subsequent Senior Debt, including principal, premium (if any), interest
(including  interest  accruing on or  after  the  filing  of  any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.
         "Standstill Period" has the meaning set forth in Section
7.2(c)(2).

          "Subordinated Obligations" has the meaning set forth in
Section 7.1.

          "Subsidiary" means, with respect to any Person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time, any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent, provided that the term "subsidiary," when used in respect of the Company or any of its Subsidiaries, shall not include any foreign joint venture in which the Company or any such Subsidiary owns less than or equal to 50% of the equity interest in such joint venture.

                   "Successor Company" has the meaning set forth in
Section 5.5.

          "Swap   Rate  Transaction"  means  any  interest   swap
agreement,   interest   cap  agreement,  interest   rate   collar
agreement, interest rate hedging agreement or other similar interest rate protection agreement or arrangement.

          "Taxes" means all taxes, assessments, fees, levies, imposts, duties, penalties, deductions, withholdings or other charges imposed by any law or any Governmental Authority.

          "Transactions"  has the meaning set  forth  in  Section
4.3.

          "Triton Merger" has the meaning ascribed to that term in the introduction to this Agreement.

          "Warrants" means each of the stock purchase warrants of Alarmguard Holdings issued to the Registered Holder listed therein pursuant to the Warrant Agreement, as the same may be amended, supplemented or modified from time to time.

          "Warrant Agreement" means the Warrant Agreement, dated as of April 15, 1997, by and among the purchasers listed on the signature pages thereto and Alarmguard Holdings as the same may be amended, supplemented or modified from time to time.

          "Warrant Documents" means the Warrants and the  Warrant
Agreement.

          "Wholly-Owned Subsidiary" means any corporation, association or other business entity of which is 100% of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the Subsidiaries of that Person or a combination thereof.

          SECTION 1.2      Accounting Terms.  For the purposes of
this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP as in effect from time to time.



                           ARTICLE 2.
                   SALE AND ISSUANCE OF NOTES;
              INTEREST; PAYMENTS AND TERMS OF NOTES

          SECTION 2.1     Sale and Issuance of the Notes.

          (a) Sale and Issuance of Notes. Subject to the terms and conditions of this
Agreement, at the Closing the Noteholders agree to purchase from the Company, and the Company agrees to issue and sell to the Noteholders, the Notes for a purchase price equal to the stated principal amount of the Notes, as such amounts are set forth on Exhibit C hereto.

          (b) Closing. The pre-closing of the purchase and sale of the Notes being issued hereunder shall take place at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York or at such other location mutually agreed to by the Company and the Noteholders on the Business Day immediately preceding the Closing Date (as defined below). The closing of the purchase and sale of the Notes being issued hereunder (the "Closing") shall take place on the date and at the location that the closing under the Credit Agreement occurs. The date that the Closing occurs is referred to as the "Closing Date."

          SECTION 2.2     Interest on the Notes.

           (a) Rate of Interest. Subject to Section 2.2(c) hereof, interest will accrue on the unpaid principal amount of the Notes during the period from and including the Closing Date through maturity (whether by acceleration or otherwise) at a rate equal to 15% per annum.

          (b) Interest Payments. Interest shall be payable with respect to the Notes in the manner specified in Section 2.3(e) in arrears on each Interest Payment Date commencing on the Initial Interest Payment Date and upon any prepayment or repurchase of the Notes and at maturity of the Notes.

          (c) Overdue Rate. If the Company shall default in the payment of any principal of or interest on the Notes when due (whether upon the Maturity Date or any scheduled Interest Payment Date, by acceleration or otherwise, but giving effect to applicable grace periods), the Company agrees to pay, to the extent permitted by law, interest on demand from time to time in the manner specified in Section 2.3(e) on such defaulted amount to, but excluding the date of actual payment, at the applicable Overdue Rate.

          (d) Computation of Interest. Interest on the Notes shall be computed on the basis of a 365-day year for the actual number of days elapsed.

          SECTION 2.3        Payments and Prepayments.

          (a)   Payment.   The  Notes shall be payable  in  full,
together with all accrued and unpaid interest thereon, in accordance with the terms thereof, on the Maturity Date.

          (b) Voluntary Prepayments. At any time and from time to time the Company, at its option, may prepay all or a portion of the outstanding principal amount of the Notes, in each case at a purchase price equal to 100% of the principal amount of the Notes being prepaid, plus accrued but unpaid interest thereon to (but excluding) the prepayment date. Notice of any prepayment pursuant to this Section 2.3(b) will be delivered at least 30 days but not more than 75 days before the prepayment date to each Noteholder and such--notice shall be irrevocable. Any prepayment of less than all of the outstanding principal amount of the Notes will be made pro rata among the registered holders of the Notes on the basis of the outstanding principal amount of the Notes then held by each such holder.

          (c) Application of Prepayments. All prepayments shall include payment of accrued interest on the principal amount so prepaid and shall be applied to payment of interest before application to principal.

          (d) Miscellaneous. In the event that the Company prepays less than all of the outstanding principal amount of any Note held by any Noteholder, the Company shall deliver to such Noteholder upon such prepayment or purchase a replacement Note of like tenor representing the remaining outstanding principal amount of such Note.

          (e) Manner and Time of Payment. The Company will pay interest due and payable on the Notes provided for in Section
 2.2 above (x) in the case of interest which accrues pursuant  to
 Section 2.2(a) above, to Persons who are the registered holders of the Notes at the close of business on the day next preceding the applicable Interest Payment Date, notwithstanding any cancellation of the Notes after the record date and on or before such Interest Payment Date, and (y) in the case of interest which accrues pursuant to Section 2.2(c) above, within five days of the date on which the payment of such interest is demanded to Persons who are registered holders of the Notes as of the close of business on the third Business Day preceding the date on which the payment of such interest is demanded. The Company will pay the principal of and interest on the Notes and all other amounts (if any) required to be paid by it under this Agreement, in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal, interest and any such other amount by wire transfer of immediately available funds, or if requested by any Noteholder, by check payable in such money and may mail an interest check to the holder's registered address.

          (f) Payments on Non-Business Days. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or under the Note.

             ARTICLE 3. CONDITIONS TO NOTE ISSUANCE

          The obligations of the Company to issue and sell, and each Noteholder to purchase, the Notes hereunder on the Closing
Date is subject to the satisfaction of the following conditions:

          SECTION 3.1  Conditions to Performance of Noteholders.

          (a) Organizational Documents. On or before the Closing Date, each Noteholder shall have received the following items, each of which shall be in form and substance reasonably satisfactory to each Noteholder and its counsel and, unless otherwise noted, dated the Closing Date:

               (i) A certified copy of the charter of the Company certified by the, Secretary of State of the State of Delaware, together with a good standing certificate from the Secretary of State of the State of Delaware, each to b e dated a recent date prior to the Closing Date;

               (ii) A copy of the by-laws of the Company certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company;

               (iii) Resolutions of the Company's Board of Directors approving and authorizing the execution, delivery and performance of the Loan Documents and any other documents, instruments and certificates required to be executed by the Company in connection therewith and approving and authorizing the execution, delivery and issuance of the Notes, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company as being in full force and effect without modification or amendment;

               (iv) Signatures and incumbency certificates of the officers of the Company executing the Loan Documents;

               (v) Executed copies of this Agreement, the Notes and the other Loan Documents; and

               (vi)   Such  other  closing  documents   as   each
     Noteholder may reasonably request.

           (b) Proceedings Satisfactory. On or before the Closing Date, all corporate and other proceedings taken or to be taken by the Company in connection with the Transactions and all documents incidental thereto shall be reasonably satisfactory in form and substance to each Noteholder, and each Noteholder shall have received all such counterpart originals or certified copies of such documents as each Noteholder may reasonably request.

            (c)   Opinions  of  Counsel  to  the  Company.   Each
Noteholder shall have received in form and substance reasonably satisfactory to each Noteholder and its counsel opinions of counsel to the Company dated as of the Closing Date.

           (d) Representations and Warranties. The Company, shall have delivered to each Noteholder an Officer's Certificate in form and substance reasonably satisfactory to each Noteholder to the effect that the representations and warranties of the Company in Article 4 are true, correct and complete in all material respects on and as of the Closing Date.

          (e) Performance of Agreements. The Company shall have performed in all material respects all agreements which this Agreement provides shall be performed by the Company on or before the Closing Date (except as otherwise consented to in writing by each Noteholder), including the repayment of the Existing SSH Debt immediately prior to the consummation of the transactions contemplated hereby.

           (f) Potential Event of Default; Event of Default. No event shall have occurred and be continuing or would result from the consummation of the Note Issuance which would constitute an Event of Default or Potential Event of Default.

            (g) Triton Merger. Each Noteholder shall have received copies of each of the principal executed Merger Documents, and all of such Merger Documents and instruments shall be reasonably satisfactory, in form and substance, to each Noteholder and its counsel; provided however, that to the extent any Noteholder shall be a signatory to any of such Merger Documents or such Merger Documents shall have separately been delivered to any Noteholder as a condition to closing or otherwise pursuant to any of the Loan Documents or other Merger Documents, the Company shall be deemed to have delivered such documents to such Noteholder in satisfaction of its obligation to do so under this Section 3.1(g).

          (h) Senior Credit Documents. Alarmguard and the Senior Creditors shall have duly executed and delivered each of the Senior Credit Documents. All of the conditions contained in the Senior Credit Documents as in effect on the Closing Date will have been satisfied or waived (and notice of such waiver shall have been given to the Noteholders).

           SECTION 3.2         Conditions to Performance  of  the
Parties.

          (a) No Injunction, etc. No order, judgment or decree of any Governmental Authority shall enjoin or restrain the Company from executing this Agreement or from issuing and selling, or any Noteholder from purchasing, the Notes or the consummation of the transactions contemplated hereby.

          (b) No Litigation, etc. There shall not be existing, or to the knowledge of the Company threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Company and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, this Agreement or the Note Issuance.


           ARTICLE 4.  REPRESENTATIONS AND WARRANTIES

          In order to induce the Noteholders to enter into this Agreement and to purchase the Notes, the Company represents and warrants to each Noteholder as follows:

          SECTION  4.1          Organization and  Good  Standing.
Each of the Company and its Subsidiaries is a corporation, duly organized and existing in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its Subsidiaries has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged and is duly qualified as a foreign corporation and in good standing in all states in which the nature of the operations conducted by the Company and its Subsidiaries necessitates such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

          SECTION 4.2 Authorization and Power. The execution, delivery and performance of this Agreement, the Notes, the Warrant Documents and the Merger Documents, the consummation of the transactions herein and therein contemplated, the fulfillment of and compliance with the terms and provisions hereof and thereof have been duly authorized by all necessary corporate action of the Company and are within its corporate power and will not result in a violation of its governing documents.

          SECTION 4.3 No Conflicts or Consents. The execution, delivery and performance of the Loan Documents, the consummation of the transactions contemplated hereby and thereby (collectively, the "Transactions"), and compliance with the terms and provisions hereof or thereof will not contravene or conflict with (a "Conflict") any provision of law to which the Company is subject or any judgment, license, order or permit applicable to the Company or any agreement, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company may be bound, or to which the Company may be subject, or violate any provision of the Certificate of Incorporation or By-laws of the Company. No consent, approval, authorization or order of any Governmental Authority or other Person is required in connection with the consummation of the Transactions, except for such required consents, approvals and authorizations which have been obtained by the Company or permanently waived in writing by the requiring party.

           SECTION 4.4 Enforceable Obligations. The Loan Documents have been duly executed and delivered by the Company and constitute the valid, legal and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the applicable laws of bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws affecting creditors' rights generally and by general principles of equity.

           SECTION 4.5    No Default.  No event has occurred  and
is continuing which constitutes a Potential Event of Default or an Event of Default.

          SECTION 4.6    Capital Structure and Subsidiaries.

          (a) The authorized Capital Stock of the Company consists of 100 shares of Common Stock. All outstanding shares of such Capital Stock were duly authorized and validly issued, and are fully paid and nonassessable.

           (b) Set forth on Schedule 4.6 is a true and complete list of each Subsidiary of the Company, setting forth each such Subsidiary's jurisdiction of incorporation, each jurisdiction where it is authorized to do business as a foreign corporation and the ownership of its Capital Stock.

          SECTION 4.7 Investment Company Act. The Company is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment
Company Act of 1940, as amended.

          SECTION 4.8 Public Utility Holding Company Act. The Company is not a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          SECTION 4.9 Financial Statements. The Company has provided to the Noteholders the consolidated Financial Statements of the Company and its Subsidiaries dated as of December 31, 1996 and related footnotes, audited and certified by Ernst & Young, LLP. The Company has also provided to the Noteholders the internally prepared consolidated Financial Statements of the Company and its Subsidiaries dated as of February 28, 1997, certified by the Chief Financial Officer but subject, however, to normal, recurring year-end adjustments that shall not in the aggregate be material in amount. All consolidated Financial Statements of the Company heretofore provided to the Company present fairly the financial condition and results of business operations of the Company and its Subsidiaries for the periods indicated in accordance with GAAP. Neither the Company, nor any of its Subsidiaries has any material direct or contingent liabilities, liabilities for taxes, unusual commitments or unrealized or unanticipated losses not disclosed in such Financial Statements. Since the date of the latest dated consolidated balance sheet included in the Financial Statements specified in this Section 4.9, there has been no development or event which would have a Material Adverse Effect and no Dividends have been declared or made to stockholders, nor has any of its Capital Stock been purchased or acquired by any Person in any manner nor has the Company or any of its Subsidiaries made any Investment except as set forth on Schedule 4.9 attached hereto.

          SECTION 4.10 Financial Information. All written data, reports and information which the Company has supplied to the Noteholders or caused to be so supplied by a third party on its behalf in connection with this Agreement, was at the time so supplied, when taken as a whole, true and accurate in all material respects and does not make any untrue statement of material fact or omit to state a material fact necessary in order to make, in light of the circumstances under which they were made, not misleading.

          SECTION 4.11 Business Relationships. There exists no actual or, to the Company's knowledge, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of the Company or its Subsidiaries with any customer or group of customers, or with any supplier (other than in the ordinary course of business where one supplier is replaced by another offering terms which are no less favorable to the Company or its Subsidiaries) which could reasonably be expected to have a Material Adverse Effect.

          SECTION 4.12 Brokers. No broker or finder has brought about the obtaining, making or closing of, and no broker's or finder's fees or commissions will be payable by the Company or its Affiliates to any Person in connection with, the transactions contemplated by this Agreement.

          SECTION 4.13 Statutory Compliance. Each of the Company and its Subsidiaries is in compliance with all laws, ordinances, rules, regulations and orders of any Governmental Authority applicable to it, its properties or assets or the business conducted by it except where non-compliance would have a Material Adverse Effect.

          SECTION 4.14 Taxes. Each of the Company and its Subsidiaries has filed all tax returns and reports required to be filed by it with any Governmental Authority and has paid in full, or made adequate provisions or established adequate reserves in accordance with GAAP, for, the payment of all taxes, interest, penalties, assessments or deficiencies shown to be due or claimed to be due on or in respect to such tax returns and reports.

           SECTION  4.15   Litigation.  Except as  set  forth  in
Schedule 4.15 attached hereto, there are no actions, suits or proceedings by or before any Governmental Authority or any arbitration or alternate dispute resolution proceeding, pending or, to the knowledge of the Company or any of its officers, threatened, against any of the Company or its Subsidiaries or its properties and assets, which if adversely determined, could reasonably be expected to have a Material Adverse Effect.

          SECTION 4.16 Title to Properties. Each of the Company and its Subsidiaries has good and marketable title to all of the properties and assets as are reflected in the Financial Statements referred to in Section 4.9. (except such properties, assets or rights as have been disposed of in the ordinary course of business since the date thereof), free from all Liens except Permitted Liens or other Liens disclosed in Schedule 4.16 attached hereto, and, free from all defects of title that could reasonably be expected to have a Material Adverse Effect. The properties, assets and rights of the Company and its Subsidiaries are sufficient to permit the Company and such Subsidiaries to conduct the business in which its is presently engaged. The
Company and its Subsidiaries possess all trademarks, service marks, trade names, trade service styles, copyrights and patents that may be necessary to own their properties and assets and to conduct their business as it is presently conducted or as intended to be conducted hereafter, without any infringement or conflict with the rights of any other Person or any violation of law which could reasonably be expected to have a Material Adverse Effect.

          SECTION 4.17 Labor Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining or other agreement with any union and there are no material grievances, disputes or controversies with any union or other organization of such Person's employees, or threats of strikes, work stoppages or demands by any union or such other organization.

          SECTION 4.18 Contingent Obligations. Neither the Company nor any of its Subsidiaries is a party to any guarantee or other similar type of agreement, and it has not offered its endorsement to any Person which would in any way create a contingent liability (except by endorsement of negotiable instruments payable at sight for deposit or collection or similar banking. transactions in the ordinary course of business).

          SECTION  4.19    Investments.  Except as set  forth  on
Schedule 4.19, attached hereto neither the Company nor any of its Subsidiaries has an Investment in any Person other than existing
Investments in Subsidiaries and Qualified Investments.

          SECTION 4.20 Representations and Warranties of the Noteholders. In order to induce the Company to enter into this Agreement and to issue and sell to the Noteholders the Notes, each of the Noteholders, severally but not jointly, represents and warrants to Company as follows:

          (a) Organization and Standing. Each Noteholder which is an organization, is an organization duly organized and is validly existing under the laws of its state of organization.

          (b)      Authority.

                 (i) Each Noteholder has full legal right, power and authority to enter into and perform its obligations under this Agreement;

                     (ii)  The  execution and  delivery  of  this
     Agreement by each Noteholder and the consummation by   it of
     the   transactions  contemplated  hereby  have   been   duly
     authorized by each Noteholder,

                      (iii)      This  Agreement  has  been  duly
     executed and delivered by each Noteholder;

                     (iv) This Agreement constitutes a valid  and
     binding obligation of each Noteholder enforceable against each Noteholder in accordance with its terms, subject to the applicable laws of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditor's rights generally and by general principles of equity; and

                      (v)   No   consent,  approval,   order   or
     authorization of, or registration, declaration or filing with (each a "Consent"), any governmental entity, is required by or with respect to each Noteholder in connection with the execution and delivery of this Agreement or consummation of the transactions contemplated hereby, other than such consents the failure to obtain which could not reasonably be expected to have a Material Adverse Effect.

          (c) Purchase for Investment. The Notes will be acquired by each Noteholder for its own account for the purpose of investment and not with a view to the resale or distribution of all or any part of such securities in violation of the Securities Act, it being understood that the right to dispose of such securities shall be entirely within the discretion of each Noteholder. Each Noteholder represents and warrants that it is an "accredited investor" as such term is defined in Rule 501 of Regulation D of the Act.

          (d) Brokers. No broker or finder has brought about the obtaining, making or closing of, and no broker's or finder's fees or commissions will be payable by the Company or any of its Affiliates in connection with, the transactions contemplated by this Agreement.

                      ARTICLE 5.  COVENANTS

                    The Company covenants and agrees with each Noteholder that, until the outstanding principal of, and the accrued but unpaid interest on, each Note shall have been paid in full:

          SECTION 5.1 Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, acquire, become liable with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any of its Subsidiaries may incur Indebtedness, in each case, if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Ratio of the Company is greater than [1.15].

          Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Company or which is secured by a Lien on an asset acquired by the Company or a Subsidiary of the Company (whether or not such Indebtedness is assumed by the acquiring Person) shall be deemed incurred at the time the Person becomes a Subsidiary of the Company or at the time of the asset acquisition, as the case may be.

          The Company shall not incur any Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Company unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinated to the Notes, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Company or such Subsidiary, as the case may be.

          SECTION 5.2 Restricted Payments. The Company shall not pay any Dividends on any class of its Capital Stock or make any other distribution or payment on account of or in redemption. retirement or purchase of such Capital Stock. This Section 5.2 shall not apply to (i) the issuance, delivery or distribution by the Company of shares of its Capital Stock pro rata to its existing stockholders, (ii) the purchase or redemption by the Company of its Capital Stock solely with the proceeds of the issuance of additional shares of Capital Stock, (iii) dividends or payments to Alarmguard Holdings to pay taxes and ordinary course expenses not in excess of $500,000 in any fiscal year or
(iv) payments permitted under Section 5.3.

          SECTION 5.3    Transactions with Affiliates.

          (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company on terms (i) that are less favorable to the Company or such Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (ii) transactions listed and described on Schedule 5.3 attached hereto and (iii) that, in the event such transaction involves an aggregate amount in excess of $250,000, are not evidenced by a written agreement, instrument or other document and have not been approved by a majority of the members of the Company's Board of Directors having no direct or indirect stake in such transaction.

          (b) The provisions of the foregoing paragraph (a) will not prohibit (i) any Restricted Payment, to the extent permitted by Section 5.2 hereof, (ii) fees, compensation or employee benefits paid to, and any indemnity provided for the benefit of, current or former directors, officers or employees of the Company or any Subsidiary of the Company in the ordinary course of business, (iii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Company's Board of Directors,
(iv) employee stock redemptions, including any payment of principal of or interest on, or any purchase or redemption of, any note issued in connection therewith, (v) loans or advances to officers, directors or employees of the Company or any Subsidiary thereof made in the ordinary course of business, but in any event not to exceed $150,000 in the aggregate outstanding at any one time, or (vi) any transaction between the Company and a Subsidiary of the Company or between Subsidiaries of the Company.

           SECTION 5.4 Liens. The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Subsidiaries, whether owned on the date of this Agreement or acquired after the Date of this Agreement, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless (a) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (b) in all other cases, the Notes are equally and ratably secured, except for (i) Liens existing as of the date of this Agreement; (ii) to the extent not included in clause (i), Liens securing Senior Debt; (iii) Liens of the
Company or a Subsidiary of the Company on assets of any Subsidiary of the Company; (iv) Liens securing Indebtedness otherwise permitted under this Agreement; and (v) Permitted Liens.

          SECTION 5.5 Mergers, Consolidations, etc. The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless: (a) the resulting, surviving or transferee Person (the "Successor Company") will be organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by a written instrument in form reasonably satisfactory to the Majority Holders of Notes, all the obligations of the Company under the Notes; (b) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company as a result of such transaction as having been incurred by the Successor Company at the time of such transaction), no Event of Default or Potential Event of Default will have occurred and be continuing;
(c) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction; and (d) the Company will have delivered to each Noteholder an officers' certificate and an opinion of counsel reasonably satisfactory to the Noteholders and their counsel, each stating that such transaction complies with this Section 5.5.

          The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Notes, but the predecessor Company in the case of a conveyance, transfer or lease of all or substantially all its assets shall not be released from the obligation to pay the principal of and interest on the Notes.

          SECTION 5.6 Limitation on Asset Sales. The Company or its Subsidiaries may not sell, transfer, or encumber the assets of the Company or its Subsidiaries except for (i) sales in the ordinary course of business (which shall be deemed to include the Swap Rate Transaction) and (ii) sales not in the ordinary course of business which are approved by the Board of Directors of the Company and do not involve a sale of all or substantially all of the assets of the Company and do not result in a Consolidated Fixed Charge Ratio of the Company less than or equal to [1.15].

          SECTION 5.7 Existence. Except as otherwise permitted by Section 5.5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve or keep in full force and effect any such right or franchise if the Company's Board of Directors (or any duly authorized committee thereof) shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Noteholders.

          SECTION  5.8    Financial Statements and Other Reports.
 The Company will furnish to each Noteholder:

          (a) as soon as available, but in no event later than ninety (90) days after the end of each Fiscal Year of the Company, consolidated Financial Statements for such Fiscal Year of Alarmguard Holdings and its Subsidiaries, audited and certified by Ernst & Young (or other independent certified public accountants of nationally recognized standing) and consisting of a consolidated balance sheet of Alarmguard Holdings and its consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income and consolidated statements of cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal year, and reported on without a Qualification;

          (b) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Alarmguard Holdings or any of its Subsidiaries with the Securities and Exchange Commission, or with any national securities exchange, or distributed to its stockholders generally, as the case may be; and

          (c) promptly after (and, in any event, no later than 10 days after) the chief executive officer, the president or the principal financial officer of the Company obtains knowledge thereof, written notice of any Event of Default or Potential Event of Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto.

          (d)  as soon as practicable, notice of:

          (i) of any action, suit, or proceeding by or before any Governmental Authority or arbitration or alternate dispute resolution proceeding, which would have a Material
     Adverse Effect; and

          (ii) any  other  matter  which would  have  a  Material
               Adverse Effect.

          SECTION 5.9 Compliance with Laws. The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliance as would not in the aggregate have a Material Adverse Effect.

          SECTION 5.10. Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon it or any of its Subsidiaries or upon the income, profits or property of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of it or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made.

          SECTION 5.11  Maintenance of Properties and Insurance.

           (a) The Company shall cause all material properties owned by or leased by it or any of its Subsidiaries used or useful to the conduct of its business or the business of any of its Subsidiaries to be improved or maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 5.12 shall prevent the Company or any of its Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or of the Board of Directors of any Subsidiary of the Company, or of an officer (or other agent employed by the Company or of any of its Subsidiaries) of the Company or any of its Subsidiaries having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any of its Subsidiaries, and if such discontinuance or disposal is not adverse in any material respect to the Noteholders.

           (b) The Company shall maintain, and shall cause its Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size, including property and casualty loss, workers' compensation and interruption of business insurance.

          SECTION 5.12 Maintaining Records; Access to Properties and Inspections. The Company shall keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made in relation to its business and activities. The Company shall (a) permit any representatives designated by the Noteholders to visit and inspect the financial records and the properties of the Company or any of its Subsidiaries at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and (b) permit any representatives designated by the Noteholders to discuss the affairs, finances and condition of the Company or any of its Subsidiaries with the officers thereof and independent accountants therefor; provided, however, that the number of visits pursuant to clause (a) above in any year shall not exceed two, unless (i) an Event of Default shall have occurred and be continuing or (ii) the Noteholders determine in good faith that any material event or material change has occurred with respect to the Company and the its Subsidiaries and that as a result of such event or change more frequent visits are necessary or prudent.

          SECTION 5.13 Preservation of Business and Operations. The Company shall, and shall cause each of its Subsidiaries, to do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business.

          SECTION 5.14 Lines of Business. Neither the Company nor any of its Subsidiaries shall make a material change in or discontinuance its existing lines of business (other than the discontinuance of the Direct Marketing Program or its integrated systems business) nor enter into any new line or lines of business except as set forth in the Forecasts.

          SECTION 5.15 Governing Documents. The Company shall not amend its certificate of incorporation or bylaws in any manner which could be reasonably expected to have a Material
Adverse Effect.

          SECTION 5.16 Maintenance of Ownership of Subsidiaries. The Company will not sell or otherwise dispose of any shares of capital stock of any Subsidiary, except to another Subsidiary, or permit any Subsidiary to issue, sell or otherwise dispose of any shares or rights to acquire any of its capital stock or the capital stock of any Subsidiary, except to the Company or another Subsidiary; provided, however, that the Company may liquidate, merge or consolidate any Subsidiary into or with itself; provided that the Company is the surviving entity, or into or with another Subsidiary. The Company and any of its Subsidiaries may pledge shares of its Capital Stock as security for debt incurred by the Company and any of its Subsidiaries.

          SECTION 5.17 Investments. Neither the Company nor any of its Subsidiaries shall make or maintain any Investments other than (i) Investments in Subsidiaries, (ii) Acquisitions permitted under the Credit Agreement, (iii) extensions of trade credit in the ordinary course of business in accordance with the Company's and Alarmguard's historic business practices; (iv) advances to employees in accordance with the Company's historic practices thereof in an amount not to exceed $100,000 in the aggregate at any time or (iv) Qualified Investments.


                   ARTICLE 6. EVENTS OF DEFAULT

           If any of the following conditions or events ("Events of Default") shall occur and be continuing:

           SECTION 6.1 Failure to Make Payments When Due. (i) Failure to pay any principal of the Notes when due, whether at stated maturity, by acceleration, or otherwise; or (ii) failure to pay any installment of interest on the Notes or any other amount due under this Agreement and such default continues for a period of 10 days.


          SECTION 6.2 Default in Other Agreements. Any breach or default by the Company or any of its Subsidiaries under any instrument or agreement evidencing Indebtedness of the Company or any of its Subsidiaries the principal amount of which equals at least $500,000 in the aggregate and the effect of such breach or default is to cause, whether by declaration by the requisite number of holders of such Indebtedness or automatically, the acceleration of such Indebtedness, and such Indebtedness shall not have been discharged or such acceleration shall not have been rescinded or annulled within ten days thereof.

          SECTION 6.3 Breach of Certain Covenants and Agreements. Failure of the Company to perform or comply with any term or condition contained in this Agreement or the Notes (other than Article 2), which failure continues for a period of 30 days after there shall have been given, to the Company by the Majority Holders of Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default".

           SECTION 6.4 Involuntary Bankruptcy; Appointment of Receiver, etc. (a) A Court of competent jurisdiction shall enter a decree or order for relief in respect of the Company or Alarmguard in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed within sixty (60) days thereof; or any other similar relief shall be granted and remain unstayed under any applicable federal or state law; or (b) an involuntary case is commenced against the Company or Alarmguard under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court of competent jurisdiction for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or Alarmguard or over all or a substantial part of any of the Company's or Alarmguard's properties, shall have been entered; or an interim receiver, trustee or other custodian of the Company or Alarmguard for all or a substantial part of the Company's or Alarmguard's properties is involuntarily appointed; or a warrant of attachment, execution or similar process is issued against any substantial part of the property of the Company or Alarmguard, and the continuance of any such events in this clause (b) for sixty (60) days unless dismissed, vacated or discharged.

           SECTION 6.5 Voluntary Bankruptcy; Appointment of Receiver, etc. The Company or Alarmguard shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by the Company or Alarmguard of any assignment for the benefit of creditors, the admission by the Company or Alarmguard in writing of its inability to pay its debts as such debts become due; or the Board of Directors of the Company or Alarmguard (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing.

           SECTION 6.6 Judgments and Attachments. Any money judgment, writ or warrant of attachment, or similar process involving in any individual case or in the aggregate at any time an amount in excess of $250,000 (not covered by insurance) shall be entered or filed against the Company or any of its assets and shall remain undischarged or unvacated for a period of sixty (60) days.

           SECTION 6.7 Change in Control. A Change in Control shall have occurred.

           THEN, subject to the terms of Article 7, (i) upon the occurrence of any Event of Default described in the foregoing
Section 6.4 or 6.5, the unpaid principal amount of and accrued interest on the Notes shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company, and the obligations of each Noteholder hereunder shall thereupon terminate and (ii) upon the occurrence of any other Event of Default, the Majority Holders of Notes may, by written notice to the Company, declare the Notes to be, and the same shall forthwith become, due and payable, together with accrued interest thereon.

                    ARTICLE 7. SUBORDINATION

           SECTION 7.1 Notes Subordinate to Senior Debt. Each Noteholder agrees that the Notes and all interest accrued thereon and any other amounts owing thereunder, under this Agreement, or in respect hereof ("Subordinated Obligations") shall be
Subordinate and Junior in                Right of Payment to  all
Senior Debt (including any interest accruing on the Senior Debt, whether prior or subsequent to the commencement of bankruptcy, insolvency or similar proceedings with respect to the Company), together with any and all reasonable fees and expenses incurred by the Senior Creditors in collecting all or any of the Senior Debt, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Company Guarantee, the Credit Agreement, the promissory notes from time to time issued pursuant to the Credit Agreement, and any other documents made, delivered or given in connection with any of the foregoing (together with all amendments, restatements, supplements, replacements or other modifications thereof, "Senior Credit Documents"), whether on account of guaranteed obligations, principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Senior Creditors) or otherwise, the principal amount of which obligations under the Credit Agreement shall in no case exceed EIGHTY MILLION DOLLARS ($80,000,000).

            SECTION  7.2  Standstills,  Etc.   As  used  in  this
Agreement, the term "Subordinate and Junior in Right of Payment" shall mean that:

           (a) Unless and until the Credit Agreement shall have been terminated and the Senior Debt shall have been indefeasibly paid in full, no Noteholder will take, demand or receive, by set-off, or in any other manner, any payment or security for the whole or any part of the Subordinated Obligations, provided, however, that the Company may Pay interest and principal on the Subordinated Obligations when and as, and only when and as, the same becomes due and payable unless (i) a default under Section 11.1(c) of the Credit Agreement ("Payment Default") has occurred and such Payment Default is continuing, (ii) the Company either has actual knowledge that, or has received written notice from the Administrative Agent that, a default under Section 11.1(k) of the Credit Agreement ("Financial Covenant Default") has occurred (or would occur as a result of any such payment on the Subordinated Obligations) and such Financial Covenant Default is continuing or (iii) the Company either has actual knowledge that, or has received written notice from the Administrative Agent that an other Event of Default (as defined in the Credit Agreement) other than Events of Default under Section 11.1(c) or Section 11.1(k) of the Credit Agreement ("Other Default" and together with Financial Covenant Defaults and Payment Defaults, "Senior Credit Defaults") has occurred (or would occur as a result of any such payment on the Subordinated Obligations) and such Other Default is continuing. Upon a Payment Default, or upon a Financial Covenant Default or Other Default of which the Company is aware, the Company shall give prompt written notice of such event to the Noteholders. In addition, for purposes of this
Article 7, the Administrative Agent may give notice to the Noteholders of the existence of any Senior Credit Default.

          (b) Unless and until the Credit Agreement shall have been terminated and the Senior Debt shall have been indefeasibly paid in full, no Noteholder will (i) enforce or exercise any right of acceleration, demand or set off against the Company, Alarmguard or any of the Collateral (as hereinafter defined);
(ii) make any claim or commence or initiate any action, lawsuit, case or proceeding against the Company or Alarmguard, excluding proceedings under the Bankruptcy Code against the Company only (after proceedings, under the Bankruptcy Code have been commenced by or against Alarmguard) or join together or with any creditor in any action, lawsuit, case or proceeding, excluding proceedings under the Bankruptcy Code (other than initiating a bankruptcy in conjunction with any creditor other than the Administrative Agent), against the Company only; (iii) contact any account debtor of the Company or Alarmguard or take possession of any
Collateral  or  exercise any right of foreclosure,  sale  or  any right or remedy with respect to the Company, Alarmguard or the Collateral; or (iv) take any other action prejudicial to or inconsistent with the subordination of the Subordinated Obligations to the Senior Debt as provided for herein including, without limitation, that no Noteholder shall take any action that will impede, interfere with, restrict, or restrain the exercise by the Administrative Agent or the Lenders of its rights and remedies under the Credit Agreement (hereinafter, (i) through
(iv) are collectively referred to as "Collection Actions"). If any Noteholder shall attempt any Collection Action, the Company, the Administrative Agent or the Lenders may interpose as a defense or plea the making of this Agreement.

           (c)   Prohibitions  on payments  on  the  Subordinated
Obligations under paragraph (a) above and Collection Actions in connection with the Subordinated Obligations under paragraph
(b) above are:

          1. applicable only as long as a Senior Credit Default is continuing and such payments shall be made immediately following the cure of any such Senior Credit Default; and

           2. subject to the limitation that if, within one hundred eighty (180) days of the date that the Noteholders have received notice of a Financial Covenant Default or an Other Default (such 180 day period being hereinafter referred to as the "Standstill Period" and the date of notice of a Financial Covenant Default or an Other Default being hereinafter referred to as a "Notice Date") and the loans outstanding in connection with the Credit Agreement have not been declared by the
Administrative Agent or the Lenders to be immediately due and payable, then upon the expiration of the Standstill Period the prohibitions relating to the existing Financial Covenant Default and/or Other Default shall lapse for the following purposes: (i) the Company shall pay all interest that is then due and owing on the Subordinated Obligations (including all interest that would have been paid but for the Senior Credit Default) and (ii) the Noteholders shall be entitled to exercise their remedies hereunder, under the Notes, or otherwise, subject to the condition  that  any funds collected in excess  of  the  interest payments due and owing shall be first used to pay off the outstanding Senior Debt in their express order of priority. No facts or circumstances constituting a Senior Credit Default under the Credit Agreement existing on a Notice Date shall be used as a basis for any subsequent Senior Credit Default under the Credit Agreement for a period of time beginning on such Notice Date and ending following the 179th consecutive day after the expiration of the Standstill Period unless such prior Senior Credit Default under the Credit Agreement is cured prior to such subsequent Senior Credit Default.

           (d) Unless and until the Credit Agreement has been terminated and the Senior Debt has been indefeasibly paid in full, each Noteholder acknowledges and agrees that, regardless of the time of loans, advances or extensions of credit made by the Administrative Agent or the Lenders under the Credit Agreement or the relative times or order of attachment, perfection or creation of any security interests, liens, mortgages, encumbrances, pledges, assignments or hypothecations granted to, obtained by or to be granted or obtained by the Administrative Agent for the account of the Lenders in any now existing or hereinafter acquired properties and assets of any kind or description of the Company or Alarmguard (collectively, the "Collateral") for the purpose of securing the Senior Debt, or the actual possession of any Collateral, or the order of filing or recording of financing statements, mortgages or other documents, if any, or any defect, deficiency, error or omission contained in any of the foregoing, or anything in the Credit Agreement or this Agreement to the contrary, as between the Administrative Agent and any Noteholder any security interests, liens, mortgages, encumbrances, pledges, assignments or hypothecations granted to, obtained by or to be granted or obtained by any Noteholder to secure the Subordinated Obligations or otherwise, shall in all respects be subordinate and junior in priority and right of enforcement to the security interest, mortgages, liens, encumbrances, pledges, assignments or hypothecations granted to, obtained by or to be granted or obtained by the Administrative Agent in the Collateral.

          (e) In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of any properties or assets of the Company to any creditor or creditors of the Company by reason of any liquidation, dissolution or other winding-up of the Company, or by reason of any sale, receivership, insolvency or bankruptcy proceeding or assignment for the benefit of creditors or any proceeding by or against the Company for any relief under any bankruptcy, reorganization or insolvency law or laws, or any law relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extension, then and in any such event, any payment or distribution of any kind or character whether in cash, property or securities which, but for the subordination provisions of this Agreement would otherwise be payable or deliverable upon or in respect of the Subordinated Obligations, shall instead be paid over or delivered to the Administrative Agent for the account of the Lenders for application on account of the Senior Debt in their express order of priority, and no Noteholder shall receive any such payment or distribution or any benefit therefrom. The Administrative Agent shall be entitled to hold any amounts so paid over or delivered to the Administrative Agent, whether or not any Senior Debt owed to the Administrative Agent or the Lenders are then due and payable, until the Senior Debt have been paid in full. The Company shall give the Noteholders prompt notice of all such actions taken by the Administrative Agent pursuant to this paragraph.

           SECTION 7.3 Authorization of Certain Actions. Each Noteholder hereby irrevocably authorizes and empowers (without imposing any obligation on) the Administrative Agent until such time as the Senior Debt shall have been paid in full, under the circumstances set forth in paragraph (e) of Section 7.2 of this
Article  7,  to demand, sue for, collect and receive  every  such payment or distribution described therein and give acquittance therefor, to file claims and proofs of claims in any statutory or non-statutory proceeding, to vote the full amount of the Subordinated Obligations in its sole discretion in connection with any resolution, arrangement, plan of reorganization, compromise, settlement or extension and to take all such other action (including, without limitation, the right to participate in any composition of creditors and the right to vote the Subordinated Obligations at creditor's meetings for the election of trustees, acceptances of plans and otherwise), in the name of the Administrative Agent for the account of the Lenders, or in the name of any Noteholder or otherwise as the Administrative Agent for the account of the Lenders may deem necessary or advisable for the enforcement of the subordination provisions of this Agreement. Each Noteholder hereby agrees, under the circumstances set forth in paragraph (e) of Section 7.2 of this
Article 7, duly and promptly to take such action as may be reasonably requested at any time and from time to time by the Administrative Agent in accordance herewith to collect the Subordinated Obligations for the account of the Senior Creditors and to file appropriate proofs of claim in respect thereof, to refrain from taking any action inconsistent with any action taken or proposed to be taken by the Administrative Agent in accordance herewith pursuant to the preceding sentence, and to execute and deliver such powers of attorney, assignments or other instruments as may be reasonably requested by the Administrative Agent in accordance herewith in order to enable it to enforce any and all claims upon or in respect of the Subordinated Obligations and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or in respect of the Subordinated Obligations. Notwithstanding the foregoing, in the event of any bankruptcy proceeding under Chapter 11 of the United States Bankruptcy Code in which the Company is the debtor, the rights of the Administrative Agent set forth herein to take action on the Noteholders' behalf or to prevent any Noteholder from taking action on its own behalf in such proceedings shall lapse if (i) a plan of reorganization has not been filed within 12 months of the commencement of such Chapter 11 case or (ii) a plan of reorganization has not been confirmed within 18 months of the commencement of such Chapter 11 case. In addition, the rights of the Administrative Agent set forth herein to take action on the Noteholders' behalf or to prevent any Noteholder from taking action on its own behalf shall only be applicable if at such time such Noteholder is prevented from receiving a payment in connection with a Subordinated Obligation as a result of a Senior Credit Default.

          SECTION 7.4 Delivery in Trust. Should any payment or distribution or security, or the proceeds of any thereof, be collected or received by any Noteholder in respect of Subordinated Obligations, and such collection or receipt is not expressly permitted hereunder prior to the payment in full of the Senior Debt (including, without limitation, circumstances where, following payment to any Noteholder of a payment hereunder, it is thereafter determined that the Company had knowledge or received notice of a Senior Credit De ' fault prior to the time when such payment was made), such Noteholder will, forthwith (or as soon thereafter as such Noteholder shall have notice that such payment should not have been collected or received by such Noteholder) deliver the same to the Administrative Agent, to the extent practicable in precisely the form received (except for the endorsement or the assignment of the holder thereof where necessary) and, until so delivered, the same shall be held in trust by such Noteholder as the property of the Senior Creditors. The Administrative Agent shall be entitled to hold any such payment or distribution or security, or the proceeds of any thereof, so delivered to the Administrative Agent, whether or not any Senior Debt owed to the Administrative Agent or the Lenders are then due and payable, until the Senior Debt owed to the Administrative Agent or the Lenders have been paid in full.

           SECTION 7.5 Waiver of Subrogation. Each Noteholder waives any right that it may have to be subrogated to the rights of the Senior Creditors to receive payments or distributions of assets of the Company made on the Senior Debt or to otherwise seek reimbursement, indemnity or contribution or payment of any kind from the Company in respect of amounts paid to the Senior Creditors in lieu of the Noteholders under this Agreement, until the Senior Debt have been paid in full.

          SECTION 7.6 Waiver of Notices, Etc., Each Noteholder hereby waives any and all notices of renewal, extension or accrual of an of the Senior Debt, and agrees and consents, subject to the limitation in Section 7.1 of this Article 7, that without notice to or assent by any Noteholder:

          (a) the obligations and liabilities of Alarmguard under the Credit Agreement or the Company or any other party or parties for or upon the Senior Debt (and/or any promissory note(s), security document or guaranty evidencing or securing the same) may, from time to time, in whole or in part, be renewed, extended, modified, amended, restated, accelerated, compromised, supplemented, terminated, sold, exchanged, waived or released;

          (b) the Senior Creditors may exercise or refrain from exercising any right, remedy or power granted by the Company Guarantee or the Credit Agreement or any other document creating, evidencing or otherwise related to the Obligations or the Senior Debt or at law, in equity, or otherwise, with respect to the Obligations or the Senior Debt or any collateral security or lien (legal or equitable) held, given or intended to be given therefor (including, without limitation, the right to perfect any lien or security interest created in connection therewith);

           (c) any and all collateral security and/or liens (legal or equitable) at any time, present or future, held, given or intended to be given for the Senior Debt, and any rights or remedies of the Senior Creditors in respect thereof may, from time to time, in whole or in part, be exchanged, sold, surrendered, released, modified, waived or extended by the Senior Creditors; and

           (d) any balance or balances of funds with the Senior Creditors at any time standing to the credit of the Company or the Noteholder of any of the Senior Debt may, from time to time, in whole or in part, be surrendered or released; all as the Senior Creditors may deem advisable and all without impairing, abridging, diminishing, releasing or affecting the subordination to the Senior Debt provided for herein.

           SECTION 7.7 Assignments.. Each Noteholder agrees that it will not assign, transfer, sell or otherwise dispose of its right, title or interest in any Note issued to such Noteholder to any other person or entity, other than to affiliates of such Noteholder, without the prior written consent of the Required Lenders, which consent shall not be unreasonably withheld.

          SECTION 7.8 No Contest. Each Noteholder agrees that it will not contest or challenge the validity, perfection, enforceability or priority of any security interests, liens, mortgages, encumbrances, pledges, assignments or hypothecations granted to, obtained by or to be granted or obtained by the Administrative Agent for the account of the Lenders in the Collateral.

           SECTION 7.9 Collateral Waiver. Each Noteholder hereby waives any and all rights to have the Collateral, or any part thereof, granted to or obtained by the Administrative Agent for the account of the Lenders marshalled upon any foreclosure or other disposition thereof.

           SECTION 7.10 Additional Financing. Each Noteholder agrees that in the event that the Company or Alarmguard shall become subject to a bankruptcy proceeding under the Bankruptcy Code and the Lenders or the Agents voluntarily or involuntarily provide funds to the Company or Alarmguard secured by the Collateral or any other property of the Company or Alarmguard, either as cash collateral pursuant to Section 363 of the Bankruptcy Code or as debtor-in-possession financing pursuant to
Section 364 of the Bankruptcy Code ("DIP Financing"), any and all loans, advances and other extensions of credit, and all other obligations, liabilities or indebtedness of every kind owed by the Company or Alarmguard arising out of or in connection with DIP Financing shall be deemed to be a part of the Senior Debt. Each Noteholder agrees not to oppose the provisions of any DIP Financing in any such proceeding.

          SECTION 7.11 Benefit of Parties. The subordination provisions contained herein are for the benefit of the Senior Creditors and their respective successors and assigns as holders from time to time of Senior Debt, and may not be rescinded or canceled or modified in any way, nor may any provision of this
Article 7 be changed, without the prior written consent thereto of the Required Lenders.

                    ARTICLE 8. MISCELLANEOUS


           SECTION  8.1 Transfers; Note Register; Replacement  of
Notes.

          (a) The Notes shall not be sold, assigned, pledged, hypothecated or otherwise transferred, in whole or in part, except as provided in paragraphs (b) and (c) below and except for transfers by will or applicable laws of descent.

           (b) Subject to paragraph (c) below, the holder of a Note may sell, assign, pledge, hypothecate or otherwise transfer such Note, in whole or in part, to any Person.

            (c) Prior to any sale, assignment, pledge, hypothecation or other transfer of any Note pursuant to paragraph
(b) above, the holder thereof shall give at least 15 days' prior written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer and shall indicate the exemption under the Securities Act pursuant to which the proposed transfer of the Note may be effected without registration under the Securities Act. Every Note surrendered for registration of transfer shall be duly endorsed, or shall be accompanied by a written instrument of transfer duly executed, by the registered holder of such Note. The Note issued upon such transfer shall bear the restrictive legend set forth in paragraph (d) below.

           (d) Each Note will be stamped or otherwise imprinted with a legend in capital letters and otherwise in substantially the following form:

               "THE  SECURITY REPRESENTED BY THIS  NOTE
               HAS   NOT  BEEN  REGISTERED  UNDER   THE
               SECURITIES  ACT OF 1933, AS AMENDED,  OR
               UNDER ANY STATE SECURITIES LAWS, AND MAY
               NOT  BE RESOLD OR TRANSFERRED, IN  WHOLE
               OR  IN PART, UNLESS REGISTERED OR EXEMPT
               FROM  REGISTRATION UNDER THE  SECURITIES
               ACT   OF  1933,  AS  AMENDED,  AND   ALL
               APPLICABLE STATE SECURITIES LAWS."

           (e) The Company shall keep a register in which provisions shall be made for the registration of transfers and exchanges of Notes. The register shall be kept at the chief executive office of the Company. Upon surrender for registration of transfer of any Note at the chief executive office of the Company (and provided that such transfer is effected in compliance with this Section 8.1), the Company shall execute and deliver, in the name of the designated transferee or transferees, one or more new Notes of like tenor for a like aggregate principal amount of Notes. At the option of any registered holder of Notes, its Notes may be exchanged for other Notes of like tenor of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at the chief executive office of the Company. Each new
Note issued upon transfer or exchange shall be in a principal amount of at least $100,000 and dated the date to which interest on the Notes surrendered shall have been paid. All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company evidencing the same respective obligations, and entitled to the same benefits, as the Notes surrendered upon such registration of transfer or exchange. The Company shall make a notation on each new Note of the amount of all payments of principal previously made on the old Notes with respect to which such new Note is issued and the date to which interest accrued on such old Note has been paid, and shall stamp or otherwise imprint on each new Note the restrictive legend set forth above.

          (f) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement satisfactory to the Company, or in the case of any such mutilation, upon surrender of such Note (which surrendered Note shall be canceled by the Company), the Company will, without charge, issue a new Note of like tenor in lieu of such lost, stolen, destroyed or mutilated Note as if the lost, stolen, destroyed or mutilated Note were then surrendered for exchange.

          SECTION 8.2 Expenses. The Company agrees to promptly pay after the occurrence of an Event of Default, all costs and expenses (including reasonable attorneys' fees) incurred by the Noteholders in enforcing any obligations of or in collecting any payments due from the Company hereunder or under the Notes by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement (including any amendment or waiver of the provisions of this Agreement), or of any insolvency or bankruptcy proceedings.

          SECTION  8.3    Amendments  and  Waivers.  Subject   to
Section 7.11 hereof, no amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, or consent to any departure by the Company therefrom, shall in any event be effective without the written concurrence of the Majority Holders of Notes and the Company; provided, that no amendment, modification, waiver or consent shall, unless in writing and signed by each Noteholder, do any of the following:
(a) reduce the principal of, or interest on the Notes or any fees, premiums, or other amounts payable hereunder; (b) postpone any date fixed for any payment of principal of, or premium or interest on, the Notes or any fees or other amounts payable hereunder; or (c) amend this Section 8.3. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Company in any case shall entitle the Company to any further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 8.3 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

          SECTION 8.4 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

          SECTION 8.5 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, sent via a nationally recognized overnight courier, or via facsimile. Such notices, demands and other communications will be sent to the address indicated below:

     To the Company:

     Security Systems Holdings, Inc.
     125 Frontage Road
     Orange, Connecticut  06477
     Attention: David Heidecorn

     With a copy to:

     Morgan, Lewis & Bockius LLP
     101 Park Avenue
     New York, New York 10178
     Attention: David P. Blea, Esq.
     Telecopy No.: (212) 309-6273

     To the Noteholders at the address set forth on Schedule 8.5




     With a copy to:

     Brobeck, Phleger & Harrison LLP
     1633 Broadway, 47th Floor
     New York, New York 10019
     Attention: Robert P. Wessely, Esq.
     Telecopy No.: (212) 586-7878

or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party; provided, that the failure to deliver copies of notices as indicated above shall not affect the validity of any notice. Any such communication shall be deemed to have been received (i) when delivered, if personally delivered, or sent by nationally recognized overnight courier or sent via facsimile or (ii) on the third Business Day following the date on which the piece of mail containing such communication is posted if sent by certified or registered mail.

          SECTION 8.6 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any Noteholder in the exercise of any power, right or privilege hereunder or under the Notes shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement or the Notes are cumulative to and not exclusive of, any rights or remedies otherwise available.

          SECTION 8.7 Severability. In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          SECTION  8.8 Heading.  Section and subsection  headings
in   this  Agreement  are  included  herein  for  convenience  of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

          SECTION  8.9  Applicable Law.  THIS AGREEMENT  AND  THE
NOTES  SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND  ENFORCED
IN  ACCORDANCE WITH, THE LAWS OF THE STATE OF CONNECTICUT WITHOUT
REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

          SECTION 8.10 Successors and Assigns; Subsequent Holders of Notes. This Agreement shall be binding upon the parties hereto and their respective permitted successors and assigns and shall inure to the benefit of the parties hereto and the permitted successors and assigns of the Noteholders. The terms and provisions of this Agreement and all other certificates delivered pursuant to Article 3 shall inure to the benefit of any permitted assignee or transferee of the Notes pursuant to Section 8.1(a), and in the event of such transfer or assignment, the rights and privileges herein conferred upon the Noteholders shall automatically extend to and be vested in such transferee to assignee, all subject to the terms and conditions hereof. The Company's rights or any interest therein hereunder may not be assigned without the written consent of the Majority Holders of Notes.

          SECTION 8.11 Consent to Service of Process. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PARTY AT THE ADDRESS SPECIFIED IN THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE FIFTEEN (15) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER OR TO BRING ACTIONS, SUITS OR PROCEEDINGS AGAINST ANY OF THE OTHER PARTIES HERETO IN SUCH OTHER JURISDICTIONS, AND IN SUCH MANNER, AS MAY BE PERMITTED BY ANY APPLICABLE LAW.

          SECTION 8.12 Waiver of Jury Trial. EACH OF THE COMPANY AND THE NOTEHOLDER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE VALIDITY, PRESERVATION OF RIGHTS, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

          SECTION 8.13 Limited Recourse. Notwithstanding anything in this Agreement or any other document, agreement or instrument contemplated hereby or entered into in connection with the transactions contemplated hereby, the obligations of the Company under this Agreement shall be without recourse to any director, officer or stockholder of the Company.

          SECTION 8.14 Counterparts; Effectiveness. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

          SECTION  8.15 Entirety.  This Agreement and  the  other
Loan Documents embody the entire agreement among the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

          IN WITNESS WHEREOF the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                                   SECURITY SYSTEMS HOLDINGS, INC.


                                   By:___________________________
                                        Name:
                                        Title:

                                   ALIS & CO.


                                   By: /s/ Patrick J. Herbert, III
                                        Name:  Patrick J. Herbert, III
                                        Title:  General Partner

                                   BF PARTNERS


                                   By:__________________________________
                                        Name:
                                        Title:

                                   COAST MEZZANINE INVESTEMENTS, LTD.


                                   By: /s/ Hamad AbdulAziz Al Sagar
                                        Name: Hamad AbdulAziz Al Sagar
                                        Title:  Chairman

                                   NORTHERN TRUST COMPANY AS TRUSTEE OF
                                   THE THORNE BARNES DONNELLEY TRUST

                                   By: /s/ Elizabeth A. Phelan
                                        Name: Elizabeth A. Phelan
                                        Title: Senior Vice President


                                                              EXHIBIT B


                                         Existing SSH Subordinated Debt
                                         Allocation of Principal Amount

Triumph-Connecticut Limited Partnership            $2,014,800
Coast Mezzanine Investments, Ltd.                  $2,014,800
Alis & Co.                                           $653,520
Thorne Barnes Donnelly Trust                         $168,360
BF Partners                                           $99,000
                                                   $4,950,480

                                                              EXHIBIT C


                              New SSH Subordinated     New SSH Subordinated
                              Debt Allocation of       Debt Percent of
                              Principal Amount         Principal Amount

Coast Mezzanine Investments, Ltd $2,500,000               54.35%
Alis & Co.                       $1,231,640                6.77%
Thorne Barnes Donnelly Trust'      $168,360                3.66%
BF Partners                        $400,000                8.70%
Kenneth Gross                      $100,000                2.17%
Russell R. MacDonnell              $125,000                2.72%
David Heidecorn                     $75,000                1.63%
                                 $4,600,000              100.00%